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                                                                       EXHIBIT 4

                      INCORPORATED UNDER THE LAWS OF THE
                               STATE OF DELAWARE


     Number                                                       Shares



                         IMPERIAL FINANCIAL GROUP, INC.
                 CLASS A COMMON STOCK, PAR VALUE $.01 PER SHARE



THIS CERTIFIES THAT _____________________ is the owner of ______________________________________ fully paid and non-assessable Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

Dated _____________________


___________________        ___________________              ___________________
President                         Seal                      Secretary
                           ___________________